UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 25, 2013 (January 23, 2013)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into Material Definitive Agreements.

On January 23, 2013, Magnum Hunter Resources Corporation, a Delaware corporation (the “Company”), entered into an “at the market” sales agreement (the “Sales Agreement”) with MLV & Co. LLC (“MLV”), pursuant to which the Company intends to sell depositary shares (“Depositary Shares”), each representing a 1/1,000th interest in a share of the Company’s 8% Series E Cumulative Convertible Preferred Stock, par value $0.01 per share and liquidation preference $25,000.00 per share (equivalent to $25.00 per Depositary Share), from time to time. Depositary Shares will be offered and sold pursuant to a prospectus supplement filed with the Securities and Exchange Commission in connection with the Company’s shelf registration statement on Form S-3 (File No. 333-174879), which became effective on January 18, 2012. Depositary Shares trade on the NYSE MKT under the symbol “MHR.PRE”.

MLV will sell Depositary Shares subject to the Sales Agreement from time to time as agreed by the Company and MLV. Each time the Company plans to issue and sell Depositary Shares, it will notify MLV of the proposed terms of the placement.

Pursuant to the Sales Agreement, the sales, if any, of Depositary Shares will be made in privately negotiated transactions or in any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices including sales made directly on the NYSE MKT, or sales made through a market maker other than on an exchange. MLV will make all sales using commercially reasonable efforts consistent with their normal sales and trading practices on mutually agreed upon terms between MLV and the Company.

The Sales Agreement provides for compensation to MLV of an amount ranging from 2% to 6% of the gross proceeds from the sale of Depositary Shares under the Sales Agreement, depending upon certain conditions, as detailed through letter agreements mutually agreed upon by the Company and MLV from time to time. The remaining sales proceeds, after deducting offering expenses and any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal the Company’s net proceeds for the sale of Depositary Shares. The Company has also agreed to indemnify MLV against certain liabilities, including liabilities under the Securities Act.

MLV currently acts as the Company’s agent in connection with the sale of the Company’s common stock, par value $0.01 per share, pursuant to the terms of an “at-the-market” sales agreement, which provides that the Company may sell up to 10,000,000 shares of its common stock from time to time. MLV also currently acts as the Company’s agent in connection with the sale of the Company’s 8.0% Series D Cumulative Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”) pursuant to the terms of an “at-the-market” sales agreement, pursuant to which the Company may sell up to 2,000,000 shares of its Series D Preferred Stock from time to time. MLV previously acted as an underwriter in connection with the initial public offering of Depositary Shares, and previously acted as an underwriter in connection with the initial public offering of the Company’s Series D Preferred Stock. MLV also previously acted as the Company’s agent in connection with the sale of the Company’s 10.25% Series C Cumulative Perpetual Preferred Stock, par value $0.01 per share, pursuant to the terms of an “at-the-market” sales agreement, and previously acted as an initial purchaser in private offerings of the Company’s 9.750% Senior Notes due 2020.

The foregoing description of the Sales Agreement is qualified in its entirety by reference to the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.             Other Events.

The Company is filing this Current Report on Form 8-K to provide the legal opinions of Fulbright & Jaworski L.L.P., copies of which are filed as Exhibit 5.1 and Exhibit 8.1 to this Current Report on Form 8-K, relating to the Company’s prospectus supplement filed with the Securities and Exchange Commission on January 23, 2013 with respect to the “at the market offering” of up to 2,000,000 Depositary Shares.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	“At-the-Market” Sales Agreement (Series E Preferred Stock), dated January 23, 2013, between the Company and MLV & Co. LLC
5.1	Opinion of Fulbright & Jaworski L.L.P.
8.1	Opinion of Fulbright & Jaworski L.L.P. with respect to tax matters
23.1	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)
23.2	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 8.1)

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: January 25, 2013	/s/ Gary C. Evans
Gary C. Evans
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	“At-the-Market” Sales Agreement (Series E Preferred Stock), dated January 23, 2013, between the Company and MLV & Co. LLC
5.1	Opinion of Fulbright & Jaworski L.L.P.
8.1	Opinion of Fulbright & Jaworski L.L.P. with respect to tax matters
23.1	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)
23.2	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 8.1)